EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

  Credit Suisse Commercial Mortgage Trust 2007-C2 (the "Trust")
  Commercial Mortgage Pass-Through Certificates, Series 2007-C2

  I, Jeffrey A. Altabef, a Vice President of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this report on Form 10-K, and all reports Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Centerline Servicing Inc., First American Commercial Real Estate Services, Inc., Global Realty Outsourcing, Inc., ING Clarion Partners, LLC, J.E. Robert Company, Inc., KeyCorp Real Estate Capital Markets, Inc., Midland Loan Services, Inc., Wachovia Bank, National Association and Wells Fargo Bank, N.A.

    Dated:   March 28, 2008


    /s/ Jeffrey A. Altabef
    Signature

    Vice President
    (Senior officer in charge of securitization of the depositor)